Exhibit 10.1
                                 ------------

                                                             EXECUTION VERSION


                               SUPPORT AGREEMENT



          This Support Agreement ("Agreement") is made and entered into as of December ___, 2005, by and among Pliant Corporation, a Utah corporation ("Pliant" or the "Company"), Flexible Films, LLC, a Delaware limited liability company, Flexible Films II, LLC, a Delaware limited liability company, Southwest Industrial Films, LLC, a Delaware limited liability company, and Southwest Industrial Films II, LLC, a Delaware limited liability company (collectively, "JPM") and the undersigned holders (the "Consenting Noteholders") of Pliant's 13% Senior Subordinated Notes due 2010 (the "Subordinated Notes") issued pursuant to an Indenture, dated May 31, 2000, as amended (the "2000 Indenture") among Pliant, certain subsidiaries of Pliant and The Bank of New York, as trustee, and an Indenture dated April 10, 2002, as amended (the "2002 Indenture"), among Pliant, certain subsidiaries of Pliant and The Bank of New York, as trustee. Each of Pliant, JPM and each Consenting Noteholder is referred to herein individually as a "Party", and collectively as the "Parties".


                                   Recitals

          WHEREAS, Pliant is contemplating a financial restructuring (the "Restructuring") to be implemented on a consensual basis pursuant to an out-of-court exchange offer (the "Exchange Offer") or pursuant to a plan of reorganization (the "Plan of Reorganization") under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss. et seq. (the "Bankruptcy Code"), the terms and conditions of which will be consistent with those described in the term sheet which is attached hereto as Exhibit A (the "Term Sheet"); and

          WHEREAS, JPM currently holds Series A Redeemable Preferred Stock, no par value (the "Preferred Stock"), and Common Stock, no par value, issued by Pliant (the "JPM Stock"), and has agreed to support, to the extent legally possible, the Restructuring as set forth herein and in accordance with applicable law, and

          WHEREAS, the Consenting Noteholders have agreed to support, to the extent legally possible, the Restructuring, on the terms and subject to the conditions set forth herein and in accordance with applicable law;

          NOW, THEREFORE, in consideration of the premises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

          1. Implementation of the Restructuring

          As soon as practicable following execution of this Agreement, Pliant intends to commence the Exchange Offer in compliance with applicable securities laws for the Subordinated Notes and solicit acceptances for a prepackaged Plan of

Reorganization (the "Prepackaged Plan") on terms and conditions consistent with those set forth in the Term Sheet. The Exchange Offer and solicitation of acceptances will be effected pursuant to an Offering Memorandum and Solicitation Document and other documents (collectively, the "Exchange Documents") which shall be consistent with the terms and conditions set forth in the Term Sheet. Pliant and certain of its affiliates may, any time prior to the consummation of the Exchange Offer, commence voluntary cases under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Cases") and seek to implement the Restructuring pursuant to the Plan of Reorganization and any other necessary documents (collectively, the "Plan Documents") as soon as practicable after the date of commencement of the Chapter 11 Cases (the "Filing Date").

          2. Forbearance

          Each Consenting Noteholder agrees (i) to forbear, during the period commencing on the date hereof and ending on the earlier of the Filing Date and the termination of this Agreement (the "Forbearance Period"), from exercising any rights or remedies it may have under the 2000 Indenture, the 2002 Indenture, applicable law or otherwise with respect to any default in existence as of the date hereof or arising under either the 2000 Indenture or the 2002 Indenture and (ii) to direct in writing, on or prior to December 31, 2005, that the trustee under the 2000 Indenture and the 2002 Indenture forbear, during the Forbearance Period, from exercising any rights or remedies it may have under the 2000 Indenture, the 2002 Indenture, applicable law or otherwise with respect to any default in existence or arising under either the 2000 Indenture or the 2002 Indenture.

          3. Holdings by Consenting Noteholders

          Each Consenting Noteholder represents that, as of the date hereof, such Consenting Noteholder (i) either (A) is the sole legal and beneficial owner of the principal amount of Subordinated Notes set forth opposite its name on Schedule 1 hereto and all related claims, rights and causes of action arising out of or in connection with or otherwise relating thereto (for each such Consenting Noteholder, the "Consenting Noteholder Claims"), in each case free and clear of all claims, liens and encumbrances, except for those grants of security interests to lenders of leveraged funds in accordance with the Consenting Noteholders' customary business practices, or (B) has investment or voting discretion with respect to such Subordinated Notes and Consenting Noteholder Claims and has the power and authority to bind the beneficial owner(s) of such Subordinated Notes and/or Consenting Noteholder Claims to the terms of this Agreement, and (ii) has full power and authority to vote on and consent to matters concerning such Subordinated Notes and Consenting
Noteholder Claims. [This Agreement shall only apply to the foregoing holdings of the Consenting Noteholder held in such Consenting Noteholder's proprietary accounts and in any way shall not include such Consenting Noteholder's customer accounts.](1)


                                      -2-
---------
(1) Language that has been bracketed in this form of Support Agreement is not included in certain of the executed Support Agreements.

          4. Subsequent Transfers

          (a) Each of the Consenting Noteholders hereby agrees that, so long as this Agreement has not been terminated, it shall not sell, transfer, assign or grant any participation in any of its Subordinated Notes or Consenting Noteholder Claims or any option thereon or any right or interest (voting or otherwise) therein, unless the transferee thereof or participant therein agrees in writing for the benefit of the other Parties to be bound by all of the terms of this Agreement applicable to the transferor and executes a counterpart signature page of this Agreement and the transferor provides the Company and JPM with a copy thereof, in which event (i) each such other Party shall be deemed to have acknowledged that its obligations to the Consenting Noteholders hereunder shall be deemed to constitute obligations in favor of such transferee, (ii) the transferee shall be a Party and all obligations of the transferor to the other Parties shall be deemed to be obligations of the transferee[, and (iii) so long as the Consenting Nothholder owns no other Subordinated Notes, the Consenting Noteholder shall have no further obligations under this Agreement].

          (b) JPM hereby agrees that, so long as this Agreement has not been terminated, it shall not sell, transfer, or assign, or grant any option or proxy with respect to, any of the JPM Stock excluding (i) any grants of such rights pursuant to existing governance or shareholder documents or agreements and (ii) participations of economic interests pursuant to which JPM retains beneficial ownership of the JPM Stock.

          5. Agreement to Support the Restructuring

          (a) Each of the Consenting Noteholders agrees that, so long as its agreement hereunder has not been terminated, and subject to the conditions that (i) the Exchange Documents and, if applicable, the Plan Documents provide for the treatment of the Subordinated Notes and the Consenting Noteholder Claims consistent with the treatment set forth in the Term Sheet, (ii) Pliant fulfills its obligations as contemplated herein, (iii) if a disclosure statement concerning the transactions contemplated by the Term Sheet is hereafter approved by a bankruptcy court, such disclosure statement does not contain information concerning the Company as of the date of this Agreement that (a) would be material to a Consenting Noteholders's decision to support the Term Sheet, and (b) was not disclosed to the Consenting Noteholder prior its execution hereof, (iv) all applicable law relating to the Exchange Offer and the transactions contemplated by the Plan Documents have been complied with, and subject further in each case to the provisions set forth in Sections 11 and 12 hereof, it shall (x) tender its Subordinated Notes in the Exchange Offer, (y) vote in favor of the Plan of Reorganization, and (z) if Pliant files the Chapter 11 Cases, support the Plan of Reorganization. Such support shall include the following: each Consenting Noteholder (together with its affiliates, officers, directors, stockholders, members, employees, partners, employees, representatives and agents[, but specifically excluding any brokers or advisors in the ordinary course of their business (in matters unrelated to its proprietary accounts) who are employed by or affiliated with the Consenting Noteholder]) (i) shall not: (A) object to the Plan of Reorganization or to any efforts to obtain acceptance of, and to confirm and implement, the Plan of Reorganization; (B) vote for, consent to, or participate in the formulation of any plan other than the Plan of Reorganization or the filing of any involuntary bankruptcy or insolvency case or proceeding involving the Company;
(C) solicit or engage in any inquiries, discussions, offers or proposals, or enter into any agreements, relating to any disposition of the equity or assets of Pliant and its subsidiaries outside of the ordinary course of business or any plan of reorganization or liquidation for Pliant and its subsidiaries other than this Agreement, the Plan of Reorganization or any amendment thereto, and any documents in support hereof or thereof; (D) support in any fashion any person or entity to vote against the Plan of Reorganization; or
(E) take any other action directly or indirectly for the purpose of delaying, preventing, frustrating or impeding acceptance, confirmation or implementation of the Exchange Offer or the Plan of Reorganization and (ii) shall support dismissal of any involuntary bankruptcy case involving the Company. Such support shall extend to all debt, claims or equity securities of Pliant held or controlled by the Consenting Noteholder.

          (b) Subject to Section 11, JPM agrees that, so long as its agreement hereunder has not been terminated, and subject to the conditions that (i) the Exchange Documents and, if applicable, the Plan Documents provide for the treatment of the JPM Stock, the Subordinated Notes and the Consenting Noteholder Claims consistent with the treatment set forth in the Term Sheet,
(ii) the Parties hereto fulfill their respective obligations as contemplated herein, and (iii) all applicable law relating to the Exchange Offer and the transactions contemplated by the Plan Documents have been complied with, it shall (x) agree to exchange the Preferred Stock for its share of the Series AA Preferred and Common Equity as provided for in the Term Sheet, (y) vote in favor of the Plan of Reorganization, and (z) if Pliant files the Chapter 11 Cases, support the Plan of Reorganization. Such support shall include the following: JPM (together with its officers, directors, employees and partners) shall not: (A) object to the Plan of Reorganization or to any efforts to obtain acceptance of, and to confirm and implement, the Plan of Reorganization; (B) vote for, consent to or participate in the formulation of any plan other than the Plan of Reorganization; (C) solicit or engage in any inquiries, discussions, offers or proposals, or enter into any agreements, relating to any disposition of the equity or assets of Pliant and its subsidiaries outside of the ordinary course of business or any plan of reorganization or liquidation for Pliant and its subsidiaries other than this Agreement, the Plan of Reorganization or any amendment thereto, and any documents in support hereof or thereof; (D) support in any fashion any person or entity to vote against the Plan of Reorganization; or (E) intentionally take any other action directly or indirectly for the purpose of delaying, preventing, frustrating or impeding acceptance, confirmation or implementation of the Exchange Offer or the Plan of Reorganization. Such support shall extend to all debt, claims or equity securities of Pliant held or controlled by JPM.

          6. Termination of Obligations

          (a) The holders of a majority in principal amount of the Subordinated Notes held by the Consenting Noteholders (the "Majority Holders") may terminate this Agreement by written notice to Pliant and JPM upon the occurrence of any of the following events:

          (i) Neither the commencement of the Exchange Offer nor the Filing Date has occurred by January 20, 2006;

          (ii) If the Filing Date occurs after commencement of the Exchange Offer, the Plan of Reorganization is not confirmed within 90 days after completion of solicitation of acceptances thereof;

          (iii) If the Filing Date occurs prior to commencement of the Exchange Offer, the Plan of Reorganization is not confirmed within 150 days after the Filing Date;

          (iv) Pliant commences an exchange offer or files a chapter 11 plan providing for treatment of the Subordinated Notes or the Consenting Noteholder Claims that is inconsistent with the terms and conditions set forth in the Term Sheet in a manner that is materially adverse to the Consenting Noteholders;

          (v) After commencement of the Exchange Offer, there shall be any modification to the Exchange Documents that is inconsistent with the terms and conditions set forth in the Term Sheet in a manner that is materially adverse to the Consenting Noteholders;

          (vi) after filing of the Plan of Reorganization, there shall be any modification or supplement to the Plan Documents that is inconsistent with the terms and conditions set forth in the Term Sheet in a manner that is materially adverse to the Consenting Noteholders;

          (vii) Pliant has materially breached any of its other obligations hereunder and has failed to cure such breach within ten business days after the giving of written notice of such breach, or

          (viii) JPM, at any time, ceases to own more than 50.1% of Pliant's common equity;

          (ix) Pliant shall withdraw the Exchange Offer or Plan of Reorganization or publicly announce its intention not to support the Exchange Offer or Plan of Reorganization; or

          (x) JPM has materially breached any of its obligations hereunder and has failed to cure such breach within ten business days after the giving of written notice of such breach.

          (b) This Agreement will automatically terminate, without notice, upon the occurrence of any of the following events:

          (i) after the Filing Date, and prior to the confirmation of the Plan of Reorganization, any or all of the Chapter 11 Cases shall have been converted to a case or cases under chapter 7, to one or more liquidating chapter 11 cases, or dismissed;

          (ii) the Bankruptcy Court terminates Pliant's exclusive period to file the Plan of Reorganization or such exclusive period lapses;

          (iii) an examiner is appointed pursuant to section 1104(c)(1) of the Bankruptcy Code with expanded powers to run the business of Pliant, or an examiner or the Bankruptcy Court makes a finding of fraud, dishonesty, or misconduct by any officer or director of Pliant, or a trustee under chapter 7 or chapter 11 of the Bankruptcy Code is appointed for Pliant in any of the Chapter 11 Cases; or

          (iv) any court shall enter a final non-appealable judgment or order declaring this Agreement to be unenforceable;

          (c) Notwithstanding anything contained herein, this Agreement will automatically terminate on June 15, 2006.

          (d) If this Agreement is terminated in accordance with the foregoing, all further obligations of the Parties hereunder shall be terminated without further liability of any Party except for any liabilities of the Parties arising from a breach of this Agreement occurring prior to the termination hereof.

          7. Prior Negotiations

          This Agreement and the Term Sheet constitute the entire understanding of the parties with respect to the subject matter hereof. No representations, oral or written, other than those set forth herein, may be relied on by any party in connection with the subject matter hereof.

          8. Representations of Pliant

          Pliant hereby represents and warrants to each Consenting Noteholder and JPM as follows:

          (a) Corporate Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

          (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part.

          (c) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party, other than, if applicable, as a result of the commencement of the Chapter 11 Cases.

          (d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than filings under the Securities Exchange Act of 1934, as amended, which have been or will be made.

          (e) Binding Obligation. Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms.

          (f) No Litigation. There are no material actions, suits, claims, proceedings, or investigations pending or, to its knowledge, threatened against it, except those that have been publicly disclosed by Pliant in the periodic or current reports filed with the Securities and Exchange Commission by Pliant pursuant to the reporting requirements set forth in the Securities Exchange Act of 1934, as amended.

          9. Representations of the Consenting Noteholders and JPM

          Each of the Consenting Noteholders and JPM represents and warrants, severally but not jointly, to each of the other Parties, as follows:

          (a) Corporate Power and Authority. It has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

          (b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, partnership or limited liability company action on its part.

          (c) No Conflicts. The execution, delivery and performance by it of this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party.

          (d) Governmental Consents. The execution, delivery and performance by it of this Agreement do not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

          (e) Binding Obligation. Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms.

          10. Further Acquisition of Claims

          This Agreement shall in no way be construed to preclude the Consenting Noteholders from acquiring additional Subordinated Notes, or debt or equity securities or other claims against Pliant or any of its subsidiaries. However, any such additional Subordinated Notes, or debt or equity securities or other claims so acquired shall automatically be deemed to be subject to the terms of this Agreement.

          11. Fiduciary Duties

          Notwithstanding anything to the contrary herein, nothing in this Agreement shall require or prohibit, as the case may be, the Company or any directors or officers of the Company (in such person's capacity as a director or officer of the Company) to take any action, or to refrain from taking any action, to the extent required to comply with its or their fiduciary obligations under applicable law and any such Person or entity's taking or refraining from taking any such action shall not be a violation or default hereunder.

          12. Impact of Appointment to Creditors' Committee

          Pliant agrees to use its reasonable efforts, if requested by any Consenting Noteholder, to support such Consenting Noteholder's appointment to any official unsecured creditors' committee ("Creditors' Committee") formed pursuant to 11 U.S.C. ss. 1102 in the Chapter 11 Cases. Notwithstanding anything herein to the contrary, if any Consenting Noteholder is appointed to and serves on the Creditors' Committee in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit or prohibit any actions taken in furtherance of such Consenting Noteholder's fiduciary duties to any person or entity arising from its service on such Creditors' Committee, and any such exercise (in the sole discretion of such Consenting Noteholder) in furtherance of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement. Without limiting the foregoing, nothing herein shall be construed to impose liability on any Consenting Noteholder who is appointed to a Creditors' Committee for taking actions to discharge such Noteholder's fiduciary obligations as a member of such committee.

          13. No Oral Amendments

          No modification or amendment of the terms of this Agreement shall be valid unless such modification or amendment is in writing and has been signed by Pliant, JPM and the Consenting Holders.

          14. Governing Law

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state's choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter arising under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in the United States District Court for the Southern District of New York, and by execution and delivery of this Agreement, each of the Parties hereby irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Chapter 11 Cases, each of the Parties hereto hereby agrees that the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

          15. Specific Performance

          It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

          16. Reservation of Rights

          This Agreement is part of a proposed consensual Restructuring among the Parties hereto. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability any party to protect and preserve its rights, remedies and interests, including, without limitation, its claims against the Pliant. If the Restructuring contemplated herein and in the Term Sheet is not consummated, or if this Agreement is terminated for any reason, the Parties hereto fully reserve any and all of their rights.

          17. Headings

          The section headings of this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

          18. Successors and Assigns, Several Obligations

          This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, permitted assigns, heirs, executors, administrators and representatives. The invalidity or unenforceability at any time of any provision hereof shall not affect or diminish in any way the continuing validity and enforceability of the remaining provisions hereof. The agreements, representations and obligations of the Consenting Noteholders under this Agreement are several and not joint in all respects. Any breach of this Agreement by a Consenting Noteholder shall not result in liability for any other non-breaching Consenting Noteholder.

          19. Third-Party Beneficiaries

          Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties hereto and no other person or entity shall be a third party beneficiary hereof.

          20. Counterparts

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this agreement may be delivered by facsimile which shall be deemed to be an original for the purposes of this paragraph.

          21. Consideration

          It is hereby acknowledged by the Parties that no consideration shall be due or paid to the Consenting Noteholders in exchange for their support of the Plan of Reorganization, in accordance with the terms and conditions of this Agreement, other than the obligations imposed upon Pliant and the other Consenting Noteholders pursuant to the terms of this Agreement.

          22. Expenses.

          Pliant shall continue to be bound by the terms of (i) the Engagement Letter, dated as of November 2, 2005, by and among Bingham McCutchen LLP (as counsel to the Consenting Noteholders) and Pliant and (ii) the Engagement Letter, dated as of November 1, 2005, by and among CIBC World Markets (as financial advisor to the Consenting Noteholders), Bingham McCutchen LLP, and Pliant. In the event that (a) the Company commences a Chapter 11 Case, (b) Bingham McCutchen LLP ("Bingham") and/or CIBC World Markets ("CIBC") are not retained by the Creditors' Committee, (c) Bingham and/or CIBC are primarily responsible for gaining creditor support for and confirmation of a Plan of Reorganization to the exclusion of the Committee, then Pliant shall support the filing of a substantial contribution application by Bingham and/or CIBC, as the case may be.

          23. Expenses Reimbursement.

          Pliant will promptly reimburse JPM upon request for all fees and expenses incurred by JPM (including, but not limited to, reasonable legal fees and expenses) in connection with the consummation of the transactions contemplated by this Agreement (including, but not limited to, the Exchange Offer, Prepackaged Plan and Plan of Reorganization).

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.



PLIANT CORPORATION


By:
    ---------------------------
Name:
Title:


                      Signature Page to Support Agreement

FLEXIBLE FILMS, LLC

By: J.P. Morgan Partners (BHCA), L.P.
    its Member

By: JPMP Master Fund Manager, L.P.,
    its General Partner

By: JPMP Capital Corp.,
    its General Partner


By:
    ---------------------------
Name:
Title:



FLEXIBLE FILMS II, LLC

By: J.P. Morgan Partners (BHCA), L.P.
    its Member

By: JPMP Master Fund Manager, L.P.,
    its General Partner

By: JPMP Capital Corp.,
    its General Partner


By:
    ---------------------------
Name:
Title:



SOUTHWEST INDUSTRIAL FILMS, LLC

By: J.P. Morgan Partners (BHCA), L.P.
    its Member

By: JPMP Master Fund Manager, L.P.,
    its General Partner

By: JPMP Capital Corp.,
    its General Partner


By:
    ---------------------------
Name:


                      Signature Page to Support Agreement

Title:



SOUTHWEST INDUSTRIAL FILMS II, LLC

By: J.P. Morgan Partners (BHCA), L.P.
    its Member

By: JPMP Master Fund Manager, L.P.,
    its General Partner

By: JPMP Capital Corp.,
    its General Partner


By:
    ---------------------------
Name:
Title:


                      Signature Page to Support Agreement

CONSENTING NOTEHOLDER
---------------------






Institution Name:
                   ------------------------------



By:
    ---------------------------
Name:
Title:


Principal amount of Subordinated Notes:  $
                                           ----------------------------






                      Signature Page to Support Agreement

                           SUPPORT AGREEMENT VERSION

                                   DETAILED
                           SUMMARY OF PROPOSED TERMS

This term sheet creates no binding rights or obligations in favor of any party. A binding commitment with respect to the transaction referred to below will result only from the execution of all necessary definitive documentation. This term sheet is for discussion purposes only. It does not constitute an offer to buy or sell any securities, nor shall it be construed as a binding agreement of any kind or a commitment to enter into, or offer to enter into, any agreement or to consummate any transaction.


Company:                                     Pliant Corporation and the subsidiary
                                             guarantors of the Old Notes (collectively,
                                             the "Company")

Transaction Structure(1):                    An out-of court exchange offer (with minimum
                                             97% acceptance threshold), a "pre-packaged"
                                             Chapter 11 or a "prenegotiated" Chapter 11.

     Revolving Credit Facility:              Unimpaired

     1st Lien Notes:                         Unimpaired

     2nd Lien Notes:                         Unimpaired

     Trade and Other General Unsecured       Unimpaired
     Creditors

     13.0% Senior Subordinated Notes         o       The December 1, 2005 interest
     (the "Old Notes"):                         payment due on the Old Notes will be paid
                                                by the Company's issuance of $20.0 million
                                                in "tack-on" 1st Lien Notes issued under
                                                the 1st Lien Indenture (the "Tack-On Notes")

                                             o       If (i) the restructuring is implemented
                                                through a Chapter 11 proceeding and (ii)
                                                the Bankruptcy Court determines that
                                                issuance of the Tack-On Notes to the Old
                                                Note holders would result in an impairment
                                                of the 1st Lien Note Holders or the 2nd
                                                Lien Note Holders or otherwise violates
                                                such agreements, then, in lieu of the
                                                Tack-On Notes, the holders of the Old
                                                Notes will receive or retain $35 million
                                                principal amount of unsecured senior
                                                subordinated notes

------------------
(1) Parties will cooperate in structuring the transaction to minimize adverse tax impact to the Company.



                                            1

                                                (the "New Senior Subordinated Notes")
                                                permitted by the 1st Lien and 2nd Lien
                                                Indentures. The New Senior Subordinated
                                                Notes will mature in 2010 and accrue PIK
                                                interest at a rate of 13% per annum for
                                                the first year following issuance and
                                                semi-annual cash pay interest at a rate of
                                                13% per annum thereafter. The Company
                                                shall have the right to refinance (the
                                                "Call Option") the New Senior Subordinated
                                                Notes at any time during the first year
                                                following their issuance by tendering to
                                                the holders cash in an amount equal to (i)
                                                $20 million plus (ii) interest accrued at
                                                a rate of 13% per annum from the date of
                                                issuance through the date of payment on a
                                                principal amount of $20 million minus
                                                (iii) any interest previously paid in cash
                                                on the New Senior Subordinated Notes. The
                                                Company shall have the right to assign the
                                                Call Option.

                                             o       Each holder of Old Notes who consents
                                                to the proposed restructuring (and votes
                                                in favor of a plan of reorganization that
                                                implements the proposed restructuring)
                                                will receive a cash consent fee equal to
                                                1% of the principal amount of the Old
                                                Notes held by such holder (the "Consent
                                                Fee").(2)

                                             o       In addition to the Tack-On Notes or the
                                                New Senior Subordinated Notes, holders of
                                                the Old Notes will receive, in full
                                                satisfaction of the Old Notes(3), (a) $260
                                                million of Series AA Redeemable Preferred
                                                Stock (77.5% of total Series AA, subject
                                                to adjustment as described previously in
                                                footnote 2), and (b) 30.0%(4) of
                                                fully-diluted (subject to management
                                                equity incentive compensation) Common


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(2) If (i) the restructuring is implemented through a Chapter 11 proceeding and (ii) the Bankruptcy Court determines that payment of the Consent Fee would result in an impairment of the 1st Lien Note Holders or the 2nd Lien Note
Holders or otherwise violates the terms of such agreements then the Series AA
Preferred Stock will be split between holders of the Old Notes and holders of the Existing Series A Preferred 80% and 20%, respectively, and the Consent Fee will be eliminated.

(3) Holders of Old Notes should also surrender any Pliant warrants currently held by them.

(4) Percentage subject to change to ensure change in control is not triggered.



                                            2

                                                Equity (the "Bondholder Common Equity")
                                                (following conversion of Series A
                                                Preferred into Common Equity) with
                                                remainder of Common Equity divided between
                                                Series A Preferred and Old Equity.

                                             o     The Company will (i) obtain waivers of
                                                subscription rights from the parties to
                                                the Stockholders' Agreement dated as of
                                                May 31, 2000 (the "2000 Shareholders
                                                Agreement") with respect to the issuance
                                                of the equity securities to be issued to
                                                the holders of the Old Notes (including
                                                the equity securities to be issued upon
                                                conversion of such securities) in
                                                connection with this restructuring or (ii)
                                                otherwise deal with such rights in a way
                                                that does not result in dilution of the
                                                Series AA Redeemable Preferred Stock and
                                                Common Equity to be issued to the holders
                                                of the Old Notes in the restructuring.

Series A Preferred and Old Equity:          o      The Existing Series A Preferred will
                                                convert into (a) $75.5 million of Series
                                                AA Redeemable Preferred Stock ("Series AA
                                                Preferred") (22.5% of total Series AA,
                                                subject to adjustment as described
                                                previously in footnote 2), and (b) [TBD]%
                                                of new Common Equity.(5)

                                             o       Existing Common Shares ("Old Equity")
                                                will remain outstanding and held by the
                                                current shareholders, but will be subject
                                                to dilution from the issuance of new
                                                Common Equity to the holders of the Series
                                                A Preferred and to holders of the Old
                                                Notes up to the point (in the latter case)
                                                that a change of control is not triggered.

                                             o       Holders of Old Series A and Old Equity
                                                will account for, in aggregate, [70%] of
                                                the new Common Equity.(6)

                                             o       As a condition to Closing,(7)
                                                affiliates of J.P. Morgan Partners


(5) Percentage subject to change to ensure change in control is not triggered.
(6) Percentage subject to change to ensure change in control is not triggered.
(7) Closing as used herein shall mean either (1) the consummation of the out-of court exchange offer, or (2) as defined in any Chapter 11 plan of reorganization.



                                            3

                                                ("JPM") and holders of the Bondholder
                                                Common Equity shall enter into a
                                                shareholders agreement (the "New
                                                Shareholders Agreement") which will
                                                provide, among other things, that JPM(8)
                                                shall not sell or otherwise transfer its
                                                shares of Common Equity (except under
                                                circumstances contemplated in the Merger
                                                Exception below) on or before fifth
                                                anniversary of the effective date of the
                                                restructuring unless (1) the purchaser or
                                                transferee of such shares is a Permitted
                                                Holder and a change of control is not
                                                triggered under the 1st and 2nd Lien Notes
                                                and such Permitted Holder agrees to assume
                                                the same obligations as JPM or (2) the
                                                Series AA Preferred has been redeemed and
                                                the Tack-On Notes or the New Senior
                                                Subordinated Notes (as the case may be)
                                                have been repaid in full in cash.

Warrants:                                    o       The parties to the Plan Support
                                                Agreement will surrender all of their
                                                outstanding warrants, options or other
                                                securities that give them the right to
                                                acquire equity securities of the Company.
                                                The parties to the Plan Support Agreement
                                                will endeavor to have all outstanding
                                                warrants, options and other securities to
                                                acquire equity securities of the Company
                                                cancelled.

Management:                                  o       Existing Series B Preferred Stock held
                                                by management shall be extinguished and
                                                shall have no value. A new Series M
                                                Preferred Stock will be created to
                                                incentivize management to maximize the
                                                value of the restructured Company. The
                                                design of the Series M Preferred Stock
                                                will be substantially similar to the
                                                design of the Series B Preferred Stock,
                                                but with appropriate adjustments to
                                                reflect the modified capital structure.
                                                The Series M Preferred Stock will be
                                                entitled to 8.0% of the equity value of
                                                the


------------------------------------------------------------------------------

(8) This assumes that JPM will own 50.1% of the Common Equity on a fully diluted basis. In the event that JPM owns less, an appropriate number of the Permitted Holders (as defined in the 1st and 2nd Lien Indentures) will need to be added to this provision.


                                            4

                                                restructured Company on a fully diluted
                                                basis.

                                             o       One half of one percent (0.5%) of the
                                                equity value included in such management
                                                equity incentive program can only be
                                                distributed to management with the consent
                                                of the holders of a majority of the Series
                                                AA Preferred (excluding the Series AA
                                                Preferred held at the time by current
                                                holders of (i) existing Series A
                                                Preferred, and (ii) Old Equity) (the
                                                "Non-Current Equity Preferred").

                                             o       The Series M Preferred Stock will
                                                not have any voting rights.

Series AA Redeemable Preferred Stock(9):     o       $335.56 million liquidation
                                                preference

                                             o       Dividends - PIK quarterly at 13%

                                             o       Company may redeem at any time at
                                                principal plus accrued dividends.

                                             o       Ability to force IPO after three (3)
                                                years (see Registration Rights section
                                                below).

                                             o       Following the 4th anniversary of the
                                                Closing Date, directors elected by the
                                                Series AA Preferred will have
                                                supermajority voting rights that will
                                                permit them to initiate a sale of the
                                                Company and give them majority control of
                                                any board vote related to a sale of the
                                                Company.

                                             o       If the Series AA Preferred is not
                                                redeemed within five (5) years after
                                                issuance, holders of a majority of the
                                                Non- Current Equity Preferred will be able
                                                to (i) subject to the Merger Exception set
                                                forth below, convert the entire Series AA
                                                Preferred to 99.9% of fully-diluted Common
                                                Equity at such time, and (ii) appoint a
                                                majority of the board of directors without
                                                converting the Series AA Preferred to
                                                Common Equity.

                                             o       The Series AA Preferred shall be freely
                                                tradable at (or, if a shelf registration
                                                statement is filed pursuant to the
                                                following sentence, as soon as


------------------
(9) Series AA Preferred Stock to be structured in such a manner that they are not considered debt for accounting purposes.



                                            5

                                                practicable after) the time of Closing. If
                                                the transaction is consummated out of
                                                court, the Company shall cause a shelf
                                                registration statement which would allow
                                                holders of the Series AA Preferred to
                                                resell their shares of Series AA Preferred
                                                from time to time, including pursuant to
                                                one or more underwritten public offerings,
                                                to be effective as soon as practicable
                                                after the time of Closing and to remain
                                                effective until the second anniversary of
                                                the Closing. This requirement shall not
                                                apply if the exchange is consummated
                                                pursuant to Section 3(a)(9) of the
                                                Securities Act. If the exchange is
                                                consummated pursuant to Section 1145 of
                                                the Bankruptcy Code or pursuant to Section
                                                3(a)(9) of the Securities Act, the Company
                                                and the holders of the Series AA Preferred
                                                Stock who were former holders of Old Notes
                                                will enter into a registration rights
                                                agreement pursuant to which those of such
                                                holders owning a majority of the number of
                                                shares of Series AA Preferred Stock owned
                                                by all such holders (which can be
                                                initiated by the holders of 10% of the
                                                shares of Series AA Preferred Stock held
                                                by such holders) can require the Company
                                                to register, at any time after the nine
                                                month anniversary of the Closing, an
                                                underwritten public offering of Series AA
                                                Preferred Stock.

                                             o       As detailed below, the holders of a
                                                majority of the Series AA Preferred shall
                                                have the right to elect two (2) directors
                                                to the board of the reorganized Company.

                                             o       Approval of holders of a majority of the
                                                Non-Current Equity Preferred shall be
                                                required to (i) amend the Company charter
                                                in a manner materially adverse to the
                                                Series AA Preferred holders, or (ii) grant
                                                additional options or shares to

(10) Any redemption of the Tack-On Notes referenced in this Term Sheet shall be made in accordance with the terms of the 1st Lien Notes including any applicable redemption premium.



                                            6

                                                management.


                                             o       In the event that the Company seeks to
                                                sell all or substantially all of the
                                                Company's assets to a non-affiliated
                                                entity for cash, the approval of the
                                                holders of two-thirds of the Series AA
                                                Preferred shall be required, unless, as
                                                part of the transaction the Series AA
                                                Preferred (including any PIK dividends
                                                through such date) has or will be redeemed
                                                in full and the Tack-On Notes or the New
                                                Senior Subordinated Notes (as the case may
                                                be) have or will be paid in full in cash(10)

                                             o       In the event that the Company seeks to
                                                effect a merger, the approval of the
                                                holders of a majority of the Non-Current
                                                Equity Preferred shall be required unless,
                                                if, after giving effect to the merger (the
                                                "Merger Exception") (1) the Company's pro
                                                forma ratio of EBITDA to total interest
                                                obligations (including cash or PIK
                                                interest on the New Senior Subordinated
                                                Notes and dividends on the Series AA
                                                Preferred) for the most recent twelve
                                                month period prior to signing is at least
                                                10% higher than the Company's actual ratio
                                                of EBITDA to interest obligations for the
                                                same period, (2) the Company's pro forma
                                                ratio of total funded debt (including the
                                                Series AA Preferred any equity that is
                                                senior or equal to the Series AA
                                                Preferred) as of the end of the quarter
                                                immediately preceding the signing to
                                                EBITDA for the most recent twelve month
                                                period prior to signing is at least 10%
                                                less than the Company's actual ratio of
                                                total funded debt to EBITDA for the same
                                                period, (3) the conversion right described
                                                above will, if exercised, result in the
                                                Series AA Preferred converting into at
                                                least 51% of the Common Equity of the
                                                surviving parent entity, and (4) a
                                                majority of the Non-Current Equity
                                                Preferred will retain the right to



                                            7

                                                appoint a majority of the board of
                                                directors of the surviving parent entity
                                                in the fifth year following the Closing.

                                             o       In the event that the Company seeks to
                                                sell all or substantially all of the
                                                Company's assets to (i) a non affiliated
                                                entity for non-cash consideration, (ii) an
                                                affiliated entity for cash, or (iii) an
                                                affiliated entity for non-cash
                                                consideration, the approval of the holders
                                                of a majority of the Non-Current Equity
                                                Preferred shall be required unless, as
                                                part of the transactions described in (i)
                                                through (iii) the Series AA Preferred
                                                (including any PIK dividends through such
                                                date) has or will be redeemed in full and
                                                the Tack-On Notes or the New Senior
                                                Subordinated Notes (as the case may be)
                                                have or will be paid in full in cash.

                                             o       The Company shall take all steps
                                                reasonably required to permit the Series
                                                AA Preferred to be traded on the NASDAQ
                                                OTC Bulletin Board (including registering
                                                the Series AA Preferred under section
                                                12(g) of the Securities Exchange Act of
                                                1934).

                                             o       Other customary terms and conditions.

Registration Rights for Common Equity:       o       JPM and the holders of the Bondholder
                                                Common Equity (the "Registerable Holders")
                                                will either become parties to the
                                                Company's existing registration rights
                                                agreement or enter into a new registration
                                                rights agreement with the Company,
                                                pursuant to which (i) those of such
                                                Registerable Holders owning a majority of
                                                the number of shares of the Common Equity
                                                held by all Registerable Holders can
                                                require the Company after the date that is
                                                three (3) years following the Closing, to
                                                register a public offering of the Common
                                                Equity, and (ii) unless the exchange is
                                                effected pursuant to Section 1145 of the
                                                Bankruptcy Code or Section 3(a)(9) of the
                                                Securities Act, the holders of the



                                            8


                                                Bondholder Common Equity shall receive two
                                                demand rights on Form S-1, unlimited demand
                                                rights on Form S-3 and unlimited piggy-back
                                                rights following the initial public
                                                offering of the Common Equity, in each
                                                case, subject to the existing priorities
                                                in such registration rights agreement,
                                                which priorities shall be no less
                                                favorable to the holders of the Bondholder
                                                Common Equity than they are to the
                                                Investor Stockholders (as defined in such
                                                registration rights agreement).

Tag Along Rights for Bondholder Common     o      The Bondholder Common Equity holders will
Equity:                                         either become parties to the 2000
                                                Shareholders Agreement, with such
                                                modifications as shall be acceptable to
                                                the holders of the Old Notes, the Company
                                                and JPM, or enter into a new stockholders'
                                                agreement and, as such, shall be entitled
                                                to, among other things, certain "tag
                                                along" and preemptive rights and shall be
                                                subject to certain "drag -along"
                                                provisions and restrictions on transfers
                                                as shall be acceptable to the holders of
                                                the Old Notes, the Company and JPM.

Board Representation:                       o       The Board of Directors shall consist of
                                                seven (7) members. Old Equity shall be
                                                entitled to appoint four (4) directors. At
                                                the Closing (or as soon as practicable),
                                                holders of a majority of the Old Notes
                                                shall be entitled to appoint two (2)
                                                directors. As the terms of the two (2)
                                                directors appointed by the Old Notes
                                                expire in the ordinary course, thereafter,
                                                the holders of a majority of the Series AA
                                                Preferred shall appoint any replacements.
                                                The CEO shall retain its current Board
                                                seat. [Subject to pro rata adjustment in
                                                the event that the trust retains board
                                                representation.]


Restriction on Additional Debt:              o       Except as provided for herein, the
                                                Company shall not incur additional





                                            9

                                                debt beyond that debt that is currently
                                                contemplated by the existing Revolving
                                                Credit Facility, the 1st and 2nd Lien
                                                Indentures, the proposed DIP Facility and
                                                an exit facility. The Company shall be
                                                entitled to structure an exit facility in
                                                a manner that maximizes the Company's
                                                liquidity so long as the exit facility is
                                                permitted under the 1st and 2nd Lien
                                                documents.

Reincorporation of Pliant:                   o       As soon as practicable following the
                                                Closing, Pliant shall reincorporate as a
                                                Delaware corporation.



                                            10